ELECTRONICS FOR IMAGING, INC.

INTRODUCTORY NOTE TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the merger on the historical financial position and operating results of EFI. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it was completed on March 31, 2005. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2005 and for the year ended December 31, 2004 give effect to the merger as if it was completed on January 1, 2004.

The following unaudited pro forma condensed combined financial statements were derived from (a) EFI’s audited statement of income for the year ended December 31, 2004 (filed on Form 10-K on March 16, 2005), its unaudited statement of income for the three months ended March 31, 2005 and its unaudited balance sheet as of March 31, 2005 (filed on Form 10-Q on May 10, 2005); and (b) VUTEk’s audited statement of operations for the year ended December 31, 2004, VUTEk’s unaudited balance sheet as of March 31, 2005 and VUTEk’s unaudited statement of operations for the three months ended March 31, 2005, included elsewhere in this Form 8-K, as amended, as an exhibit.

The following unaudited pro forma condensed combined financial statements are not necessarily indicative of EFI’s financial position or results of operations if the merger had been completed as of the dates indicated. Additionally, the following unaudited pro forma condensed combined financial statements are not necessarily indicative of EFI’s future financial condition or operating results.

The following unaudited pro forma condensed combined financial statements are based on estimates and assumptions set forth in the notes to these statements. These estimates and assumptions are preliminary and have been made solely for the purpose of developing these unaudited pro forma condensed combined financial statements. EFI is in the process of finalizing third-party valuations of certain assets acquired and liabilities assumed, as well as performing its own internal assessment.

ELECTRONICS FOR IMAGING, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2005
(in thousands)

	EFI	VUTEk	Pro Forma		EFI
	Historical	Historical	Adjustments		Pro Forma
ASSETS
Cash, cash equivalents, and short-term investments	$656,794	$7,846	$(290,798)	(a)	$373,842
Accounts receivable, net	42,310	28,830	—		71,140
Inventories	5,952	20,852	846	(d)	27,650
Other current assets	23,134	2,898	8,763	(e)	34,795

Total current assets	728,190	60,426	(281,189)		507,427
Property and equipment, net	44,227	8,214	—		52,441
Deferred financing costs	—	4,053	(4,053)	(c)	—
Restricted investments	88,580	—	—		88,580
Goodwill	73,866	35,516	68,112	(b)	177,494
Intangible assets, net	37,696	20,242	107,558	(b)	165,496
Other assets	41,539	231	(28,753)	(e)	13,017

Total assets	$1,014,098	$128,682	$(138,325)		$1,004,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$20,658	$11,308	—		$31,966
Accrued and other liabilities	59,062	6,116	3,903	(g)	69,081
Customer deposits	—	2,793			2,793
Current portion of long-term debt	—	6,500	(6,500)	(c)	—
Income taxes payable	24,261	2,519	—		26,780

Total current liabilities	103,981	29,236	(2,597)		130,620
Long-term debt	240,000	118,625	(118,625)	(c)	240,000
Other long-term liabilities	—	1,918			1,918
Common stock	640	1	(1)	(f)	640
Treasury stock	(214,722)	(89,951)	89,951	(f)	(214,722)
Additional paid-in capital	363,351	16,140	(16,140)	(f)	363,351
Other comprehensive income	(2,010)	284	(284)	(f)	(2,010)
Subscription receivable from stockholder	—	(492)	492	(f)	—
Retained earnings	522,858	52,921	(91,121)	(f)	484,658

Total stockholders’ equity	670,117	(21,097)	(17,103)		631,917

Total liabilities and stockholders’ equity	$1,014,098	$128,682	$(138,325)		$1,004,455

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

ELECTRONICS FOR IMAGING, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2004
(in thousands except per share data)

	EFI	VUTEk	Pro Forma		EFI
	Historical	Historical	Adjustments		Pro Forma
Revenue	$394,604	$131,756	$—		$526,360
Cost of revenue	138,382	59,082	3,082	(h)	200,546

Gross profit	256,222	72,674	(3,082)		325,814

Operating expense:
Research and development	111,134	6,222	201	(h)	117,557
Sales and marketing	74,711	24,817	520	(h)	100,048
General and administrative	27,264	11,689	(1,682)	(h)	37,271
Amortization of identified intangibles and in-process research and development costs	14,690	2,629	23,471	(i)	40,790
Depreciation	—	2,121	(2,121)	(h)	—
Restructuring charge		765			765
Real estate related charge	14,394	—	—		14,394

Total operating expenses	242,193	48,243	20,389		310,825

Income from operations	14,029	24,431	(23,471)		14,989

Other income (expense), net:
Other income (expense)	15,831	(1,159)	(7,270)	(j)	7,402
Interest expense	(5,632)	(9,982)	9,982	(k)	(5,632)

Total other income (expense), net	10,199	(11,141)	2,712		1,770

Income before income taxes	24,228	13,290	(20,759)		16,759
Benefit from (provision for) income taxes	13,791	(8,833)	8,096	(l)	13,054

Net income	$38,019	$4,457	$(12,663)		$29,813

Shares used in basic per share calculation	53,898				53,898
Net income (loss) per basic common share	$0.71				$0.55
Shares used in diluted per share calculation	63,996				63,996
Net income (loss) per diluted common share	$0.64				$0.51

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

ELECTRONICS FOR IMAGING, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Three months Ended March 31, 2005
(in thousands, except per share data)

	EFI	VUTEk	Pro Forma
	Historical	Historical	Adjustments		EFI Pro Forma
Revenue	$82,003	$36,286	$—		$118,289
Cost of revenue	28,794	16,597	733	(m)	46,124

Gross profit	53,209	19,689	(733)		72,165

Operating expense:
Research and development	26,379	1,956	55	(m)	28,390
Sales and marketing	16,838	5,508	114	(m)	22,460
General and administrative	7,493	3,115	(505)	(m)	10,103
Amortization of identified intangibles and in-process research and development costs	3,176	657	5,868	(n)	9,701
Depreciation	—	397	(397)	(m)	—
Restructuring charge	2,685	—	—		2,685

Total operating expenses	56,571	11,633	5,135		73,339

(Loss) Income from operations	(3,362)	8,056	(5,868)		(1,174)

Other income (expense), net:
Other income	3,774	198	(1,817)	(o)	2,155
Interest expense	(1,255)	(2,643)	2,643	(p)	(1,255)

Total other income (expense), net	2,519	(2,445)	826		900

(Loss) Income before income taxes	(843)	5,611	(5,042)		(274)
Benefit from (provision for) income taxes	185	(2,134)	1,967	(q)	18

Net (loss) income	$(658)	$3,477	$(3,075)		$(256)

Shares used in basic per share calculation	54,945				54,945
Net (loss) income per basic & diluted common share	$(0.01)				$(0.00)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

ELECTRONICS FOR IMAGING, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
(in thousands, except per share data)

NOTE 1 DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On June 2, 2005, EFI and VUTEk signed a merger agreement providing for the acquisition of VUTEk for $287,750 consideration in cash, including acquired cash of $7,395.

NOTE 2 PURCHASE PRICE

The purchase price allocation was based on preliminary information. The final valuations may differ and, accordingly, the amounts actually allocated to the identifiable assets and goodwill and certain other assets and liabilities may differ from those shown below. The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed combined financial statements. Under this method of accounting, the purchase consideration is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being recorded as goodwill.

Cash paid to VUTEk shareholders in exchange for VUTEk stock			$287,750
Estimated acquisition costs comprised of investment banking fees, legal fees and accounting and administrative fees			3,048
Total purchase price			$290,798
Net Assets Acquired
Cash			7,846
Tangible assets in excess of liabilities assumed			33,314
In-process research and development			38,200
Developed technology	$65,500	(4 year life)
Patents, trademarks & trade names	27,000	(30 year life)
Customer contracts & relationships	35,300	(4 year life)
Identifiable intangibles			127,800
Goodwill			103,628
Adjustments to Recorded Balances
Increase in deferred tax liability related to intangibles			19,990

As required by FASB Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method” (“FIN 4”), the portion of the purchase price allocated to the acquired in-process research and development of $38,200 has been immediately expensed. An adjustment for the estimated in-process research and development charge incurred by EFI has not been included in the unaudited pro forma condensed combined statements of income since such adjustment, as it relates to this acquisition, is non-recurring in nature.

NOTE 3 PRO FORMA ADJUSTMENTS

(a) To record the cash purchase price, acquisition costs and retirement of VUTEk debt that becomes due upon completion of the merger.

Cash portion of purchase price	$(153,981)
Acquisition costs	(3,048)
Redemption of warrants and options	(8,644)
Retirement of VUTEk’s outstanding debt balances at March 31, 2005	(125,125)

$(290,798)

(b) To record the elimination of VUTEk intangibles as of March 31, 2005, and record the EFI intangible assets recognized as a result of the merger.

Elimination of VUTEk goodwill	$(35,516)
Recognition of goodwill as a result of the EFI/VUTEk merger	103,628

$68,112

Elimination of VUTEk identified intangibles	$(20,242)
Recognition of identified intangibles as a result of the EFI/VUTEk merger	166,000
Write-off acquired in-process research & development costs	(38,200)

$107,558

(c) To record the payment by EFI of VUTEk’s outstanding debt balances as of March 31, 2005.

Current portion, long-term debt	$(6,500)
Long-term debt	(118,625)

Subtotal	(125,125)
Deferred financing costs	4,053

$(121,072)

(d) To adjust inventory acquired to fair value.

Inventory valuation	$846

(e) To establish deferred tax liability related to identified intangibles.

Deferred short-term tax asset	$8,763
Deferred long-term tax liability, net	(28,753)

Deferred tax liability	$(
19,990)

(f) Elimination of VUTEk equity balance at March 31, 2005 and write-off the acquired in-process research and development.

Common stock	$(1)
Treasury stock	89,951
Additional paid-in capital	(16,140)
Foreign currency translation adjustments	(284)
Subscription receivable from stockholder	492
Retained earnings	(91,121)

$(17,103)

(g) To record accrual for estimated additional legal costs and settlements and accrual for retention bonuses.

Legal cost accrual	$(3,503)
Retention bonus accrual	(400)

(h) Reclassification of VUTEk depreciation and operating expense overhead including allocated depreciation to remaining expense categories for the twelve months ended December 31, 2004 to conform to EFI’s financial statement presentation.

Elimination of depreciation expense presented as a separate line item	$(2,121)
Reclassification of depreciation and overhead expense to cost of revenue	3,082
Reclassification of depreciation and overhead expense to research and development expense	201
Reclassification of depreciation and overhead expense to sales and marketing expense	520
Reclassification of depreciation and overhead expense to general and administrative expense	(1,682)

(i) To eliminate VUTEk’s amortization of acquired identified intangibles, offset by the amortization of the acquired identifiable intangibles of $26,100. The developed technology and customer relationships have an estimated useful life of 4 years, trademarks and trade names have been assigned an estimated useful life of 30 years.

Eliminate VUTEk amortization of acquired identified intangibles for twelve months ended December 31, 2004	$(2,629)

Recognize amortization of EFI acquired identified intangibles for twelve months ended December 31, 2004	26,100

$23,471

(j) To reduce interest income related to reduction in cash balances expended upon completion of acquisition (cash consideration and payoff of VUTEk’s debt).

Reduction of interest income earned on cash balance through December 31, 2004	$(7,270)

(k) To eliminate interest expense associated with VUTEk’s outstanding debt.

Elimination of interest expense	$9,982

(l) To record tax effect of pro forma adjustments. Pro forma adjustments for income taxes utilize a rate of 39% which reflects EFI’s best estimate of the underlying statutory tax rate of the businesses for the periods presented herein.

Addition of benefit from income taxes	$8,096

(m) Reclassification of VUTEk depreciation and operating expense overhead including allocated depreciation to remaining expense categories for the three months ended March 31, 2005 to conform to EFI’s financial statement presentation.

Elimination of depreciation expense presented as a separate line item	$(397)
Reclassification of depreciation and overhead expense to cost of revenue	733
Reclassification of depreciation and overhead expense to research and development expense	55
Reclassification of depreciation and overhead expense to sales and marketing expense	114
Reclassification of depreciation and overhead expense to general and administrative expense	(505)

(n) To eliminate VUTEk’s amortization of acquired identified intangibles, offset by the amortization of the acquired identifiable intangibles of $6,525. The developed technology and customer relationships have an estimated useful life of 4 years, trademarks and trade names have been assigned an estimated useful life of 30 years.

Eliminate VUTEk amortization of acquired identified intangibles for three months ended March 31, 2005	$(657)

Recognize amortization of EFI acquired identified intangibles for three months ended March 31, 2005	6,525

$5,868

(o) To reduce interest income related to reduction in cash balances expended upon completion of acquisition (cash consideration and payoff of VUTEk’s debt).

Reduction of interest income earned on cash balance through March 31, 2005	$(1,817)

(p) To eliminate interest expense associated with VUTEk’s outstanding debt.

Elimination of interest expense	$2,643

(q) To record tax effect of pro forma adjustments. Pro forma adjustments for income taxes utilize a rate of 39% which reflects EFI’s best estimate of the underlying statutory tax rate of the businesses for the periods presented herein.

Addition of benefit from income taxes	$1,967